EXHIBIT (8)(f)(ii)

AMENDMENT NUMBER 2

PARTICIPATION AGREEMENT

May 1, 2001

The parties to the amended and restated Participation Agreement made and entered into as of the 18th day of August, 1999, and amended on April 17, 2000 (the "Agreement"), by and among Sun Life Assurance Company of Canada (U.S.), a Delaware life insurance company, Sun Life Insurance and Annuity Company of New York, a New York life insurance company, (each of which is referred to hereinafter as the "Company"), Sun Capital Advisers Trust, a Delaware business trust (hereinafter the "Fund"), and Sun Capital Advisers, Inc., a Delaware corporation (hereinafter the "Adviser"), do hereby agree to amend the Agreement as follows:

1. SCHEDULE B is deleted in its entirety and replaced with the following:

SCHEDULE B

Sun Capital Advisers Trust

SC Davis Financial Fund

SC Davis Venture Value Fund

SC INVESCO Energy Fund

SC INVESCO Health Sciences Fund

SC INVESCO Technology Fund

SC INVESCO Telecommunications Fund

SC Neuberger Berman Mid Cap Growth Fund

SC Neuberger Berman Mid Cap Value Fund

SC Value Equity Fund

SC Value Managed Fund

SC Value Mid Cap Fund

SC Value Small Cap Fund

SC Blue Chip Mid Cap Fund

SC Investors Foundation Fund

SC Select Equity Fund

Sun Capital Investment Grade Bond Fund

Sun Capital Money Market Fund

Sun Capital Real Estate Fund

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Number 2 to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. This Amendment shall take effect on May 1, 2001.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By:_________________________________________

James M.A. Anderson

By:_________________________________________

Edward M. Shea

SUN LIFE INSURANCE AND ANNUITY COMPANY

OF NEW YORK

By:________________________________________

Edward M. Shea

By:________________________________________

Norton A. Goss, II

SUN CAPITAL ADVISERS TRUST

By:_________________________________________

James M.A. Anderson

By:_________________________________________

Maura A. Murphy

SUN CAPITAL ADVISERS, INC.

By:_________________________________________

James F. Alban

By:_________________________________________

Maura A. Murphy

J/GC/Lawdept/Mmurphy99/SCA Trust/Participation Agmt - Amend No 2 (5.1.01)